ENVESTNET

December 8, 2009

To: Unified Series Trust
2960 N. Meridian Street, Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the investment adviser to the 3 to 1 Diversified Equity Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees (the "Agreement").

Effective May 1, 2010, we hereby agree to waive our management fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; any 12b-1 fees; and extraordinary litigation expenses) at 1.15% of the Fund's average daily net assets. This Agreement shall continue in place until April 30, 2011, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Declaration of Trust or Bylaws, whichever is the first to occur. We understand that we may not terminate this Agreement prior to such date, except that we may voluntarily agree to lower the expense cap.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the expense was incurred; provided that the Fund is able to make the repayment without exceeding the expense limitation.

Very truly yours,

Envestnet Asset Management, Inc.

By: ______________________
Name: Brandon R. Thomas
Title: Chief Investment Officer

<u>Acceptance</u>

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ______________________
John Swhear, Senior Vice President

Chicago
35 E. Wacker Drive
24th Floor
Chicago, IL 60601
1.888.612.9300

Denver
1999 Broadway
42nd Floor
Denver, CO 80202

Los Angeles
1640 S. Sepulveda Blvd.
Suite 300
Los Angeles, CA 90025

New York
1185 Avenue of the Americas
32nd Floor
New York, NY 10036

ENVESTNET

December 8, 2009

To: Unified Series Trust
2960 N. Meridian Street, Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the investment adviser to the 3 to 1 Strategic Income Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees (the "Agreement").

Effective May 1, 2010, we hereby agree to waive our management fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; any 12b-1 fees; and extraordinary litigation expenses) at 1.15% of the Fund's average daily net assets. This Agreement shall continue in place until April 30, 2011, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Declaration of Trust or Bylaws, whichever is the first to occur. We understand that we may not terminate this Agreement prior to such date, except that we may voluntarily agree to lower the expense cap.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the expense was incurred; provided that the Fund is able to make the repayment without exceeding the expense limitation.

Very truly yours,

Envestnet Asset Management, Inc.

By: [signature]
Name: Brandon R. Thomas
Title: Chief Investment Officer

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: [signature]
John Swhear, Senior Vice President

Chicago
35 E. Wacker Drive
24th Floor
Chicago, IL 60601
1.888.612.9300

Denver
1999 Broadway
42nd Floor
Denver, CO 80202

Los Angeles
1640 S. Sepulveda Blvd.
Suite 300
Los Angeles, CA 90025

New York
1185 Avenue of the Americas
32nd Floor
New York, NY 10036